                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       AMERICAN NATIONAL FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                       AMERICAN NATIONAL FINANCIAL, INC.
                       17911 VON KARMAN AVENUE, SUITE 200
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 16, 1999

To the Shareholders:

     The Annual Meeting of Shareholders of American National Financial, Inc., a California corporation, will be held on Wednesday, June 16, 1999, at 10:00 a.m., local time, at The Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612 for the following purposes:

     (1) to elect nine directors to serve for the next year or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

     (2) to approve the 1999 Stock Option Plan;

     (3) to approve the 1999 Employee Stock Purchase Plan; and

     (4) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on May 3, 1999, are entitled to notice of and to vote at the Meeting. All shareholders are cordially invited to attend the Meeting in person.

                                          Sincerely,

                                          /s/ MICHAEL C. LOWTHER
                                          ------------------------------------
                                          MICHAEL C. LOWTHER
                                          Chief Executive Officer

Irvine, California
May 11, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY, M'LISS JONES KANE, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY IF IT IS MAILED IN THE UNITED STATES.

                       AMERICAN NATIONAL FINANCIAL, INC.
                       17911 VON KARMAN AVENUE, SUITE 200
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of American National Financial, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held Wednesday, June 16, 1999, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at The Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, CA 92612.

     It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about May 11, 1999, to all shareholders entitled to vote at the Meeting.

     The Company's principal executive offices are located at 17911 Von Karman Avenue, Suite 200, Irvine, California 92614 and its telephone number at that address is (949) 622-4700.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     You are entitled to one vote for each share held as of the record date for the Meeting, except that in the election of directors you may cumulate your votes and give any one nominee a number of votes equal to the number of directs to be elected multiplied by the number of shares which you are entitled to vote at the Meeting, or to distribute the votes on the same principle among as many candidates as you choose, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) any shareholder has given notice at the Meeting prior to voting of such shareholder's intention to cumulate votes in the election of directors. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Abstentions and "broker non-votes" will not affect the outcome of the director elections. Abstentions will have the same effect as a negative vote and a "broker non-vote" will have no effect on the vote.

RECORD DATE AND STOCK OWNERSHIP

     Shareholders of record at the close of business on May 3, 1999, are entitled to notice of and to vote at the Meeting. As of May 3, 1999, 7,150,000 shares of the Company's Common Stock (the "Common Stock"), no par value, were issued and outstanding. On that date, there were 36 shareholders of record.

     As of March 31, 1999, the following table sets forth the beneficial ownership of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                                               SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                        ------------------------------------
                   NAME AND ADDRESS                     NUMBER OF SHARES    PERCENT OF TOTAL
                   ----------------                     ----------------    ----------------
William P. Foley, II..................................     2,432,900(1)            34%
  17911 Von Karman Avenue, #300
  Irvine, California 92614
Fidelity National Financial, Inc......................     2,099,996               29%
  17911 Von Karman, #300
  Irvine, CA 92614
Michael C. Lowther....................................       948,475(2)            13%
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Wayne D. Diaz ........................................       948,475(2)            13%
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Carl A. Strunk........................................        83,332(2)           1.2%
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Dennis R. Duffy.......................................       104,125(2)           1.5%
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Barbara A. Ferguson...................................       154,654(2)           2.2%
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Bruce Elieff .........................................         3,334(2)             *
  SunCal Companies
  5109 E. La Palma Avenue, Suite D
  Anaheim, California 92807
Robert Majorino ......................................         3,334(2)             *
  The Prudential California Realty
  2860 Thousand Oaks Boulevard
  Thousand Oaks, California 91362
Matthew Fong..........................................         3,334(2)             *
  15375 Calle Corta
  Hacienda Heights, California 91745
All directors and officers as group (10 persons)......     4,691,963               65%

---------------
 *  Less than one (1) percent.

(1) Included in this amount are 2,099,996 shares held by Fidelity National Financial, Inc., of which Mr. Foley is chairman of the Board and Chief Executive Officer.

(2) Includes currently exercisable stock options for Mr. Lowther of 9,214 shares under the 1998 Stock Option Plan; currently exercisable stock options for Mr. Diaz of 9,214 shares under the 1998 Stock Option Plan; currently exercisable stock options for Mr. Strunk of 16,666 shares under the 1998 Stock Option Plan; currently exercisable stock options for Mr. Duffy of 3,334 shares under the 1998 Stock Option Plan;

    currently exercisable stock options for Ms. Ferguson of 3,334 shares under the 1998 Stock Option Plan; currently exercisable stock options for Mr. Elieff of 3,334 shares under the 1998 Stock Option Plan; currently exercisable stock options for Mr. Majorino of 3,334 shares under the 1998 Stock Option Plan; and currently exercisable stock options for Mr. Fong of 3,334 shares under the 1998 Stock Option Plan.

(3) Includes 61,764 options to purchase shares of common stock.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received by the Company no later than January 6, 2000, in order that they may be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

     Any shareholder who intends to present a proposal at the next Annual Meeting of the Company's shareholders without requesting the Company to include such proposal in the Company's proxy statement give timely notice of the matter. To be timely, such notice must be mailed on or before March 26, 2000. Otherwise, the Company may exercise discretionary voting with respect to such shareholder proposal pursuant to authority conferred by proxies to be solicited by the Company's Board of Directors and delivered to the Company in connection with such meeting.

                             ELECTION OF DIRECTORS

NOMINEES

     Under the Bylaws, the Company may have not less than five and not more than nine directors. The Board of Directors currently consists of nine members, all of whom are standing for re-election:

William P. Foley, II               Barbara A. Ferguson
Michael C. Lowther                 Bruce Elieff
Wayne D. Diaz                      Robert Majorino
Carl A. Strunk                     Matthew K. Fong
Dennis R. Duffy

     Candidates receiving the highest number of votes of the shares entitled to vote for them, up to the number of directors to be elected, will be elected at the Meeting. The director nominees (other than the non-employee directors) are eligible to participate in the Company's 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan. The names of the director nominees, all directors, and all executive officers, and certain information about them, are set forth below:

                                                                                       DIRECTOR
                NAME                   AGE            PRINCIPAL OCCUPATION              SINCE
                ----                   ---            --------------------             --------
William P. Foley, II.................  54     Chairman of the Board of Directors         1997
Michael C. Lowther...................  56     Chief Executive Officer and Director       1996
Wayne D. Diaz........................  50     President and Director                     1996
Carl A. Strunk.......................  61     Executive Vice President, Chief            1999
                                              Financial  Officer and Director
Dennis R. Duffy......................  56     Executive Vice President and Director      1996
Barbara A. Ferguson..................  42     Executive Vice President and Director      1997
Bruce Elieff.........................  42     Director                                   1998
Robert Majorino......................  49     Director                                   1998
Matthew K. Fong......................  45     Director                                   1998
M'Liss Jones Kane....................  46     Executive Vice President, General           N/A
                                               Counsel and Secretary

WILLIAM P. FOLEY, II

     Mr. Foley joined the Company as its Chairman of the Board in June 1997. He has been Chairman of the Board of American Title Company since 1996. Mr. Foley is the Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. and has been since its formation in 1984. Mr. Foley was President of Fidelity National Financial, Inc. from its formation in 1984 until December 31, 1994. Mr. Foley is currently serving as Chairman of the Board and Chief Executive Officer of CKE Restaurants, Inc. and as Chairman of the Board of Rally's Hamburgers, Inc., Checkers Drive-In Restaurants, Inc. and Santa Barbara Restaurant Group, Inc. Additionally, he is a member of the Board of Directors of Fresh Foods, Inc., Miravant Medical Technologies, Inc. and Micro General Corporation.

MICHAEL C. LOWTHER

     Mr. Lowther has been Chief Executive Officer and a director of the Company since its formation in November 1996, and of American Title Company since 1995. For approximately 15 years prior to joining American Title Company, Mr. Lowther served as Chairman of the Board and Chief Executive Officer of World Title Company which he co-founded in 1980. Mr. Lowther has 34 years of experience in the title industry.

WAYNE D. DIAZ

     Mr. Diaz has been President and a director of the Company since its formation. During the five years prior to joining the Company, Mr. Diaz held the position of Executive Vice President of Fidelity National Title Insurance Company. Mr. Diaz has 18 years of experience in the title industry.

CARL A. STRUNK

     Mr. Strunk joined the Company as its Executive Vice President and Chief Financial Officer in August 1998 and was elected a director in 1999. Mr. Strunk has been the Executive Vice President and Chief Financial Officer of CKE Restaurants, Inc. since February 1997. Mr. Strunk is the Executive Vice President -- Finance for Fidelity National Financial, Inc., Santa Barbara Restaurant Group, Inc. and has been with Fidelity National Financial, Inc. since 1992 and Santa Barbara Restaurant Group, Inc. since December 1997. Mr. Strunk is a Certified Public Accountant and is also a member of the Board of Directors of Micro General Corporation.

DENNIS R. DUFFY

     Mr. Duffy has held his position of Executive Vice President and director of the Company since 1996, and has over 30 years of experience in the title industry. From 1995 to 1996, he was Regional Vice President -- Operations of Gateway Title Company. Mr. Duffy was the owner of Duffy's Pacific Enterprises, a property management company, from 1993 to 1995. From 1985 to 1993, Mr. Duffy was affiliated with a wholly-owned subsidiary of SAFECO, initially as President, and subsequently as a consultant. Prior to that time, he worked in various management positions with both Title Insurance and Trust Company (TICOR) and SAFECO.

BARBARA A. FERGUSON

     Ms. Ferguson joined the Company in August 1997 as Executive Vice President and a director. From 1988 to 1997, Ms. Ferguson held various positions with Fidelity National Title Insurance Company, including Trust Accounting Manager, Banking Administrator, and Senior Vice President and Manager of two separate divisions.

BRUCE ELIEFF

     Mr. Elieff was elected to the Company's Board of Directors in August 1998. Mr. Elieff is a principal of Sun Cal Companies, a real estate development firm located in Southern California. He has held this position since 1977.

ROBERT MAJORINO

     Mr. Majorino was elected to the Company's Board of Directors in August 1998. Mr. Majorino is currently President and serves on the Board of Directors of G.E.M.M.M. Corporation, a residential real estate brokerage located in Southern California, which position he has held since 1993. Prior to that time, he was the owner of Century 21 Ambassador Realty, a residential real estate brokerage company.

MATTHEW K. FONG

     Mr. Fong was elected to the Company's Board of Directors in November 1998. In January 1999, Mr. Fong joined the law firm of Sheppard, Mullin, Richter & Hampton LLP. From 1995 to 1998, Mr. Fong served as the State Treasurer of the State of California. From 1991 to 1995, Mr. Fong served as Vice Chairman of the California State Board of Equalization.

M'LISS JONES KANE

     Ms. Kane was appointed Executive Vice President, General Counsel and Secretary of the Company in August 1998 and has served as Senior Vice President, General Counsel and Secretary of American Title Company since July 1998. Ms. Kane has held various positions with Fidelity National Financial, Inc. since March 1995. She has been Senior Vice President since March 1995 and Corporate Secretary since April 1995. Ms. Kane also is the Corporate Counsel of Fidelity National Financial, Inc.. From March 1990 to March 1995, Ms. Kane served as the Vice President and General Counsel of SPI Pharmaceuticals, Inc. and ICN Biomedicals, Inc., affiliates of ICN Pharmaceuticals, Inc. From February 1988 to March 1990, Ms. Kane was the Senior Vice President, Corporate Counsel and Secretary for Countrywide Credit Industries, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held no formal meetings during the year ended December 31, 1998.

     The Board presently has an Audit Committee and a Compensation Committee but does not have a Nominating Committee nor an Executive Committee. The Audit Committee, which consists of Messrs. Fong and Majorino, was formed in March 1999. The Audit Committee will meet independently with the internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee will review the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee will be responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee will also be responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee was formed in March 1999 and currently consists of Messrs. Elieff and Majorino. The Compensation Committee will review and report to the Board the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensure that the Company is attracting and retaining highly-qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary effort through incentive rewards. The Compensation Committee did not exist during 1998.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1998, 1997 and 1996 for the Company's Chief Executive Officer and the three most highly compensated current executive officers whose salary and bonus exceeded $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                            ANNUAL COMPENSATION                COMPENSATION
                               ---------------------------------------------   ------------
                                                                  OTHER          AWARDS-       ALL OTHER
     NAME AND PRINCIPAL                            BONUS         ANNUAL          OPTIONS      COMPENSATION
          POSITION             YEAR   SALARY($)     ($)      COMPENSATION(1)       (#)            ($)
     ------------------        ----   ---------   --------   ---------------   ------------   ------------
Michael C. Lowther,..........  1998   $246,667    $275,000      $  14,281(2)        --            $ --
Chief Executive Officer        1997    200,568     150,000          8,150(3)        --              --
                               1996         --          --             --           --              --
Wayne D. Diaz,...............  1998   $246,667    $275,000      $  19,020(4)        --            $ --
President                      1997    195,000     150,000         15,711(5)        --              --
                               1996         --          --             --           --              --
Dennis R. Duffy,.............  1998   $151,333    $160,000      $   7,720(6)        --            $ --
Executive Vice President       1997    124,133     100,000          6,578(7)        --              --
                               1996         --          --             --           --              --
Barbara Ferguson,............  1998   $149,333    $160,000      $  12,823(8)        --            $ --
Executive Vice President       1997     54,092     100,000          3,926(9)        --              --
                               1996         --          --             --           --              --

---------------
(1) Excludes perquisites and other personal benefits, securities and properties otherwise categorized as salary or bonuses which in the aggregate, for each of the named persons did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such person.

(2) Consists of $675 in premiums paid on a life insurance policy of which Mr. Lowther is the beneficiary, $4,606 in membership dues and $9,000 in automobile allowance.

(3) Consists of $900 in premiums paid on a life insurance policy of which Mr. Lowther is the beneficiary, $2,250 in automobile allowance and approximately $5,000 in membership dues.

(4) Consists of $450 in premiums paid on a life insurance policy of which Mr. Diaz is the beneficiary, $6,750 in matching contributions made by Fidelity National Financial, Inc. pursuant to Fidelity National Financial, Inc.'s employee stock purchase plan, $9,000 in automobile allowance, and $2,820 in membership dues.

(5) Consists of $261 in premiums paid on a life insurance policy of which Mr. Diaz is the beneficiary, $8,700 in matching contributions made by Fidelity National Financial, Inc. pursuant to Fidelity National Financial, Inc.'s employee stock purchase plan and $6,750 in automobile allowance.

(6) Consists of $720 in premiums paid on a life insurance policy of which Mr. Duffy is the beneficiary and $7,000 in automobile allowance.

(7) Consists of $578 in premiums paid on a life insurance policy of which Mr. Duffy is the beneficiary and $6,000 in automobile allowance.

(8) Consists of $153 in premiums paid on a life insurance policy of which Ms. Ferguson is the beneficiary, $5,670 in matching contributions made by Fidelity National Financial, Inc. pursuant to Fidelity National Financial, Inc.'s employee stock purchase plan and $7,000 in automobile allowance.

(9) Consists of $51 in premiums paid on a life insurance policy of which Ms. Ferguson is the beneficiary, $1,875 in matching contributions made by Fidelity National Financial, Inc. pursuant to Fidelity National Financial, Inc.'s employee stock purchase plan, and $2,000 in automobile allowance.

OPTION GRANTS

     There were no stock options granted in 1998.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     There were no stock option exercises by the named individuals in 1998. The Company did not reprice any existing options during the last completed fiscal year.

EMPLOYMENT AGREEMENTS

     In August 1998, the Company entered into an employment agreement with each of Michael C. Lowther, Wayne D. Diaz, Dennis R. Duffy, and Barbara A. Ferguson. Each employment agreement provides for a three year term and a possible merit bonus granted at the sole discretion of the Board. The minimum base salary of Messrs. Lowther, Diaz and Duffy under their respective employment agreements is $260,000, $260,000 and $160,000, respectively. The minimum base salary for Ms. Ferguson under her employment agreement is $160,000.

     In the event of the termination of the employee by the Company without "cause," each employment agreement provides that the Company shall pay to the employee an amount equal to the product of the employee's minimum base salary in effect upon termination plus the total bonus paid or payable to the employee for the most recently ended calendar year multiplied by the greater of either the number of years remaining thereunder or two years.

     Upon termination of employment either by the employee or by the Company (in breach of the employment agreement or without cause) following a "change in control" of the Company, the employee would be entitled to receive (i) his or her full salary through the date of termination; and (ii) an amount equal to the product of the employee's minimum base salary in effect upon termination plus the total bonus paid or payable to the employee for the most recently ended calendar year multiplied by the greater of ether the number of years remaining hereunder or two years. In addition, upon termination, due to a "change in control," the employee is entitled to continue to participate in all employee benefit plans and programs in which such employee was entitled to participate prior to the date of termination provided that such continuation is possible under the terms of the plan or program for a period equal to either (i) the greater of the number of years remaining in the term of employment or (ii) two years. If, however, any payment required to be made by the Company to an employee upon termination due to a "change in control," constitutes a "parachute payment" (as defined in Section 280(g) of the Internal Revenue Code), such payment shall be limited to the highest amount of such payment which can be paid without constituting a "parachute payment." The employee may only elect to terminate the employment agreement due to a "change in control" of the Company during the period commencing 60 days and expiring 365 days after such "change in control."

     Following the expiration of the initial term, the employment agreements will automatically renew for successive one-year terms unless the employee or the Company notifies the other of his or its intent not to renew the agreement. However, the Company may only decline to renew the agreement if the Company or any of its subsidiaries does not meet the budgeted expectations for such entities as determined by the Company's Board of Directors in the exercise of reasonable discretion.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $2,000 per Board of Directors meeting attended (and $1,000 per committee meeting attended), plus reimbursement of reasonable expenses. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, for Board meeting attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was formed in 1999 and currently consists of Bruce Elieff and Robert Majorino.

     There are no Compensation Committee interlocks or insider participation.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The following report of the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the shareholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other middle-market corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include title companies and other corporations equal to or larger than the Company. Most of the title companies surveyed are included in the Peer Group Index utilized in the "Performance Graph" set forth below.

     Therefore, the Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, profit retention and profitability, all of which combine to enhance shareholder value.

BASE SALARY

     In determining base salaries for executives for 1998, the full board considered the Company's earnings, outside surveys of salary levels of other title agents, individual performance and achievement, areas of responsibility, position tenure and internal comparability.

ANNUAL CASH BONUSES

     Executive officers of the Company are eligible for annual bonuses which may be paid in the form of cash. Given the Company's performance in 1998, the Board of Directors approved 1998 bonuses for the executives which were paid in 1999.

STOCK OPTION GRANTS

     As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's shareholders. In order to meet this desire, the Board of Directors adopted a performance-based stock option plan in 1999 for executive officers, key employees and branch managers of the Company that allows participants to defer a portion of their bonus income in order to reduce their option exercise price. This plan will be presented to the shareholders at its Annual Meeting in 1999. Additionally, the Company's Board of Directors and shareholders had previously approved the adoption of the Company's 1998 Stock Option Plan, pursuant to which the Company may grant stock options to certain key employees and non-employee directors or officers. The purpose of all the stock option plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. Consistent with these objectives, the Compensation Committee granted options in 1999 for their performance in 1998 to executive officers as follows: (i) under the 1998 Stock Option Plan as follows: Mr. Lowther, options to purchase 27,640 shares; Mr. Diaz, options to purchase 27,640 shares; Mr. Duffy, options to purchase 10,000 shares; Ms. Ferguson, options to purchase 10,000 shares.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. At this time, the Company deduction for officer compensation is not limited by the provisions of Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

April 23, 1999

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total shareholder return on the Company's common stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index comprised of certain companies for the industry in which the Company competes (SIC code
6361 -- Title Insurance) for the two-year period beginning on February 12, 1999, the date the Company went public, and ending March 31, 1999. This peer group consists of the following companies: Chicago Title Corporation, Capital Title Group, Inc., LandAmerica Financial Group, Inc. and Stewart Information Services Corp. The peer group comparison has been weighted based on the Company's stock market capitalization. The graph assumes an initial investment of $100.00 on February 12, 1999, with any dividends reinvested over the periods indicated.

                COMPARISON OF TWO MONTH CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                        AMERICAN NATIONAL
                            FINANCIAL                 S&P 500 INDEX                PEER GROUP
                        -----------------             -------------                ----------
2/12/99                      100.00                      100.00                      100.00
2/99                          92.31                      100.67                      105.61
3/99                          90.38                      104.69                      102.85

                   ASSUMES $100 INVESTED ON FEBRUARY 12, 1999
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1998

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has a relationship with Fidelity National Financial, Inc. ("FNFI"), resulting from FNFI's involvement in the organization and growth of the Company, FNFI's equity ownership position in the Company and existing business and contractual relationships between the two companies. The Company's principal subsidiary, American Title Company ("ATC"), was a wholly owned subsidiary of FNFI until July 1, 1997, when the Company acquired 60% of ATC's outstanding common stock.

     Operationally, the Company and Fidelity National Title Insurance Company ("FNTIC"), a subsidiary of FNFI, continue to have a close working relationship. FNTIC and ATC have entered into an Issuing Agency Agreement pursuant to which ATC has agreed that until June 30, 2002 it will act exclusively as an agent for FNTIC with respect to the procurement of title insurance policies in 14 selected counties in California and Arizona, subject to certain exceptions. This exclusive arrangement does not apply to other counties into which the Company may expand in the future. Under the Issuing Agency Agreement, in addition to furnishing title insurance products and services, FNTIC provides a wide variety of administrative services for ATC, including accounting, legal and human resources services. ATC pays FNTIC a management fee of 1% of gross premiums for these services. This administrative services arrangement is terminable by ATC upon 90 days notice to FNTIC.

     ATC has agreed to purchase all of the outstanding capital stock of National Title Insurance of New York Inc. ("National") from a subsidiary of FNFI for a purchase price of $3.25 million, payable $1.25 million in cash and the remainder with interest at 10% over five years.

     National is a title insurance underwriter, licensed to issue title insurance in the State of New York and 34 other states and the U.S. Virgin Islands. National does not currently underwrite title insurance policies through direct operations or agency relationships and the Company will be required to commit resources to establish direct operations and agency relationships in order to realize the benefits of this acquisition.

     The primary purpose of the acquisition of National is to acquire an underwriter, which will enable the Company to generate underwriting fees and permit the Company to expand geographically into counties and states in which the Company is not presently licensed. The Company believes this expansion can be accomplished more quickly and cost-effectively through the acquisition of National than through other means. The Company also believes that the acquisition will expand the business opportunities for its current and potential employees and affiliates, which will aid in the Company's recruitment efforts, and will permit the Company to generate additional revenue by writing title insurance policies in those geographic areas which are not covered by ATC's exclusive agency arrangement with FNTIC.

     On January 28, 1998, ATC and FNTIC entered into a sublease pursuant to which ATC subleases the Company's principal executive office from FNTIC. Such lease provides for monthly rental payments to FNTIC of $33,494 and expires on July 11, 2000. The aggregate payments under the lease in 1998 were $295,000.

     The Company acquired Pacific Printers, a printing company, from the son of Dennis Duffy for $125,000 on January 4, 1999.

INVESTMENTS IN PARTNERSHIPS

     None.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     None.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Exchange Act require the Company's officers and directors, and persons who own more than 10% of the issued and outstanding shares of the Company's common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent shareholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year end, and any written representations provided to it, the Company is advised that all filings were timely and correctly made.

               APPROVAL OF THE AMERICAN NATIONAL FINANCIAL, INC.
                             1999 STOCK OPTION PLAN

     The following description of the principal features of the American National Financial, Inc. 1999 Stock Option Plan (the "1999 Plan") is qualified in its entirety by reference to the text of the 1999 Plan, which is attached hereto as Exhibit A. The Board of Directors of the Company has adopted, subject to shareholder approval, the 1999 Plan. The 1999 Plan provides for the award by the Company of options to purchase Common Stock to certain executives, key employees and branch managers of the Company and its subsidiaries. The purpose of the 1999 Plan is to attract, retain and reward key employees and to provide incentives to those persons to improve operations and increase profits. Individuals to whom options are granted may reduce the exercise price of such options by electing to defer a portion of their annual bonuses which would otherwise be payable in cash. The maximum number of shares for which options may be granted to any one person during any one calendar year under the 1999 Plan is two hundred thousand (200,000) shares.

     The 1999 Plan is administered on behalf of the Company by a committee appointed by the Board of Directors of the Company and the committee has discretion with respect to the grant of options and certain other aspects of the 1999 Plan. The committee is composed of non-employee directors of the Company who are not eligible to participate in the 1999 Plan.

     The exercise price for individual options may be less than the fair market value of the shares on the date of grant to reflect the value of a participant's deferred bonus and may be further reduced by the committee to encourage participants to hold their options longer. Exercise prices for individual options are based upon the amount of deferred bonus contributed to the 1999 Plan by or on behalf of the participant and the length of time that the option is held by the participant. The longer the participant holds the option, the lower the exercise price will be. Expiration dates and other material conditions upon which the options may be exercised are determined by the committee at the time of grant of each option, but no option may be granted more than ten years after adoption of the 1999 Plan, nor exercised more than twelve years after the date of grant.

     When a given option is exercised, the Company will receive less than the market price of the Company's Common Stock on the effective date of grant, to take into account the amount of the deferred bonus contributed by the participant , and the amount by which the exercise price has decreased since the grant of the option. The exercise price of an option is payable in full upon exercise. Payment of the exercise price upon exercise of a stock option may be made in cash, by check, or by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise).

     In the event that the number of issued shares of Common Stock changed without new consideration to the Company (by stock dividend, stock split or similar transaction), the total number of shares covered by outstanding options shall be adjusted so that the aggregate consideration payable to the Company and the value of the option shall not be changed.

     In the event of an Acquisition (as defined below) of the Company, any optionee shall have the right (subject to the provisions of the 1999 Plan and any limitations applicable to the option) thereafter and during the term of the option to receive upon exercise thereof the acquisition consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option or portion thereof, as the case may be, immediately prior to such Acquisition. For purposes of the 1999 Plan, an "Acquisition" means any merger, consolidation or combination of the Company with or into another corporation other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the Common Stock being converted into or exchanged for different securities, cash, or other property, or any combination thereof.

     The Board of Directors may alter, amend, suspend or terminate the 1999 Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding option may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the 1999 Plan will terminate on March 17, 2009.

     It is not possible to determine who may be selected to receive options, nor is it possible to determine the number of options that may be granted to any individual, under the 1999 Plan. Such selections and determinations shall be made by the Administrator of the 1999 Plan.

     There are 1,775,000 shares of Common Stock reserved for issuance under the 1999 Plan. No options have been granted under the 1999 Plan. Approximately 200 key employees are currently eligible to participate in the 1999 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company will be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. An optionee's basis for the stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 1999 Plan. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a shareholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     The Board of Directors unanimously recommends a vote FOR approval of the 1999 Plan.

               APPROVAL OF THE AMERICAN NATIONAL FINANCIAL, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors is recommending stockholder approval of the American National Financial, Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan"), a copy of which is attached as Exhibit B hereto. The following description of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan.

     The purpose of the Purchase Plan, which was adopted by the Board of Directors of the Company on March 17, 1999, is to encourage a sense of proprietorship on the part of employees on the Company and its subsidiary corporations (as defined in the Purchase Plan) by assisting such employees in making regular purchases of shares of the Company's Common Stock, and thus to benefit the Company by increasing such employees' interest in the growth of the Company and its subsidiary corporations and ins such entities' financial success.

     The Purchase Plan is to be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Committee"). All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or the Committee, and its decisions are final and binding upon all participants. Members of the Board of Directors or the Committee who are eligible employees are permitted to participate in the Purchase Plan. Members of the Board of Directors or the Committee receive no additional compensation for their services in connection with the administration of the Purchase Plan.

     The maximum number of shares which may be issued to participants over the term of the Purchase Plan may not exceed 1,500,000 shares of the Company's Common Stock.

     Shares shall be offered pursuant to the Purchase Plan in consecutive offering periods of three months each, commencing on the effective date of the Purchase Plan.

     Participation in the Purchase Plan is completely voluntary. Any person who is currently employed by the Company or one of its subsidiary corporations for at least 20 hours per week and has been so employed continuously during the preceding 90 days (provided that the Board of Directors or the Committee may in its discretion waive such 90 day requirement), excluding non-employees and person on leave of absence.

     Following acceptance by the Company of a participant's enrollment form, the Company shall direct a financial institution designated to act as broker under the Purchase Plan (the "Broker") to pen and maintain an account (the "Brokerage Account") in the name of such participant and to purchase shares of Common Stock on behalf of such participant as permitted under the Purchase Plan. Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as Broker for such period as is determined by the Company. The Company, from time to time during an offering period, shall deliver to the Broker an amount equal to the total of all participant contributions together with a list of the amount of such contributions from each participant. From time to time, the Broker, as agent for the participants, shall purchase as many full shares or fractional shares of Common Stock as such contributions will permit. The shares to purchased shall be purchased at the then current fair market value and may, at the election of the Company, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. The amount of Common Stock purchased by the Broker shall be allocated to the respective Brokerage Account of each participant on the basis of the average cost of the Common Stock so purchased, in proportion to the amount allocable to each participant. Unless otherwise requested by the participant, all full shares and fractional shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested by the participant in accordance with the Purchase Plan.

     For participants who remain employees for at least one year after the termination of any particular offering period, the Company will make a "Matching Contribution" equal to one-third of the number of shares purchased on behalf of such participant during such offering period.

     If there are any changes in the capitalization of the Company, such as through mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by the Company in the number of shares of its Common Stock subject to purchase under the Purchase Plan.

     Neither payroll deductions credited to a participant's account nor any rights of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason except by will or the laws of descent and distribution. Any attempt at such pledge, assignment or transfer may be treated by the Company as an election to withdraw from the Purchase Plan.

     The Board may at any time terminate, suspend or amend the Purchase Plan. If the Purchase Plan is terminated, each participant shall be entitled to receive the funds in such participant's account but shall not be entitled to any matching Contribution.

     The Purchase Plan is not intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 as amended (the "Code"). To the extent a participant receives shares of the Common Stock for a price less than its fair market value, the participant will recognize income equal to such difference. The Purchase Plan provides for the purchase of shares to be made at fair market value; accordingly, there should be no income to the participant upon the purchase of shares of the Common Stock.

     The Company will be required to withhold federal income tax with respect to the Matching Contributions made by the Company or the appropriate subsidiary (the direct employer of the participant). These amounts will be withheld at the end of the period that the shares purchased with the Matching Contribution are subject to forfeiture. Such amounts will be withheld from the remainder of the base earnings (as that term is defined in the Purchase
Plan) of the participant and not from amounts placed in the participant's account.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Purchase Plan. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a shareholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PURCHASE PLAN.

                              INDEPENDENT AUDITORS

     KPMG LLP is the Company's auditors of record and has audited the Company's financial statements for the year ended December 31, 1998. The Audit Committee of the Board of Directors has not made a recommendation with respect to retention of auditors by the Company for year ending December 31, 1999. Representatives of KPMG LLP are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to American National Financial, Inc., 17911 Von Karman Avenue, Suite 200, Irvine, California 92614, Attention: Corporate Secretary. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          By Order of the Board of Directors

                                          /s/ M'LISS JONES KANE
                                          --------------------------------------
                                          M'Liss Jones Kane
                                          Corporate Secretary
Dated: May 11, 1999

                                   EXHIBIT A

                       AMERICAN NATIONAL FINANCIAL, INC.
                             1999 STOCK OPTION PLAN

     1. Purpose. The purpose of the American National Financial, Inc. 1999 Stock Option Plan (the "Plan") is to encourage outstanding individuals to accept or continue employment with American National Financial, Inc. (the "Company") and its subsidiaries and to furnish maximum incentive to such employees to improve operations and increase profits by providing such employees opportunities to acquire shares of the Company's common stock ("Common Stock") on the terms herein provided.

     2. Administration. The plan will be administered by a committee of the Board of Directors of the Company consisting of not less than three non-employee directors as the Board may designate from time to time, all of whom qualify as disinterested persons within the meaning of SEC Regulation sec. 240.16b-3(c)(2)(I). Subject to the provisions of the Plan and such other policies with respect thereto as may be established from time to time by the Board, the Committee shall determine the individuals to whom options are to be granted hereunder and the terms and conditions of such options. The Committee shall also interpret the Plan, prescribe, amend, and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Plan, all in accordance with the terms of the Plan and the best interests of the Company and its shareholders. A majority of members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

     3. Participants. Options may be granted to officers and key employees of the Company or any or all of its present or future subsidiaries, such key employees being those employees to substantially contribute to the success of the Company and its subsidiaries. A director of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary shall not be eligible to receive an option hereunder.

     4. Shares Reserved Under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 1,775,000 shares of Common Stock, which may be newly issued or treasury shares. Any shares subject to a stock option may thereafter be subject to a new option under this Plan if there is a lapse, expiration, or termination of any such option prior to the issuance of shares thereunder.

     5. Option Terms. The options granted hereunder will constitute nonqualified stock options and will be subject to the following terms and conditions:

          (a) Option Period. Options granted under the Plan shall be exercisable in such installments and for such periods as may be fixed by the Committee at the time of grant, but in no event shall any stock option extend for a period of excess of twelve years from the date of grant.

          (b) Option Price. Options granted hereunder shall have such per-share option price as the Stock Option Committee may determine at the date of grant. Such option price may be substantially less than the fair market value of the Common Stock at the date of grant to reflect the application of the optionee's deferred bonus. The Committee, in its discretion, may also provide reductions in the option price during the option term to reflect decreases in the fair market value of the stock and to encourage holding of options by participants.

          (c) Nontransferability. Each option granted under the Plan shall not be transferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee. In the event of the death of an optionee during employment or within three months after termination of employment, any option granted to the optionee shall be exercisable only within one year after the date of death (but not beyond the original exercise period for such option) and then only by the executor or administrator of the estate of the deceased optionee or the person or persons to whom the deceased optionee's rights under the option shall pass by will or the laws of descent and distribution and only to the extent that the deceased optionee was entitled to exercise at the date of death.

          (d) Termination of Employment. In the event that the employment of an optionee shall be terminated other than by death, any outstanding options shall be exercisable for a period of three months after the date of termination but only within the original exercise period of such option. Options shall not be affected by any change of employment so long as the optionee continues to be an employee of the Company or a subsidiary. Nothing in the Plan or in any option granted hereunder shall confer on any employee any right to continue in the employ of the Company or any subsidiary or to interfere with the right of the Company or any such subsidiary to terminate employment at any time.

          (e) Exercise. Exercise of any option hereunder shall be accompanied by payment in cash of the exercise price and any taxes required to be withheld in connection with exercise. The purchase price any required taxes may also be paid by the delivery of shares of Common Stock then owned by the participant valued by the Company on the date of delivery. The Committee may also allow an optionee to elect to pay all or a portion of any required taxes by having the Company withhold shares of Common Stock having a fair market value equal to the amount of taxes required to be withheld.

     6. Future Adjustment Provisions.

          (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividend, stock split, or similar transaction), the total number of shares covered by the outstanding option shall be adjusted so that the aggregate consideration payable to the Company and the value of the option shall not be changed.

          (b) In the case of any merger, consolidation or combination of the Company with or into another corporation other than a merger, consolidation, or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash, or other property, or any combination thereof (an "Acquisition"), any optionee shall have the right (subject to the provisions of the Plan and any limitations applicable to the option) thereafter and during the term of the option to receive upon exercise thereof the acquisition consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option or portion thereof, as the case may be, immediately prior to such Acquisition.

     7. Other Provisions. Any options granted under the Plan may also be subject to such other provisions as the Committee determines appropriate, including provisions to comply with federal and state securities laws, and understandings, or conditions as to the optionee's employment in addition to those specifically provided under the Plan.

     8. Duration, Amendment, and Termination. No option shall be granted more than ten years after the adoption of this Plan; provided, however, that the terms and conditions applicable to any option granted within such period may thereafter be amended or modified by mutual agreement between the Company and the optionee of such other persons as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, o action authorized by this paragraph shall adversely affect any outstanding option without the optionee's consent.

     9. Shareholder Approval. This Plan was adopted by the Board of Directors on
March 17, 1999, and was approved by the Shareholders on June   , 1999.

                                   EXHIBIT B

                        AMERICAN NATIONAL FINANCIAL INC.
                           (A CALIFORNIA CORPORATION)
                       1999 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose of Plan. The purpose of this 1999 Stock Purchase Plan (the "Plan") is to encourage a sense of proprietorship on the part of employees of American National Financial, Inc. (the "Company") and its subsidiary corporations (as defined below) by assisting them in making regular purchases of shares of stock of the Company, and thus to benefit the Company by increasing such employees' interest in the growth of the Company and subsidiary corporations and in such entities' financial success. Participation in the Plan is entirely voluntary, and the Company makes no recommendation to its employees as to whether they should participate.

     2. Definitions.

     2.1 "Base Earnings" shall mean the Employee's regular salary rate before deductions required by law and deductions authorized by the Employee. In the case of employees primarily compensated on a commission basis, Base Earnings shall be no more than $5,000 per month. Base Earnings do not include: pay for overtime, extended workweek schedules, or any other form of extra compensation; payments by the Company or subsidiary corporations, as applicable, for social security, workmen's compensation, unemployment compensation, any disability payments or other payments required by statute; or contributions by the Company or subsidiary corporations, as applicable, for insurance, annuity, or other employee benefit plans.

     2.2  "Board" shall mean the Board of Directors of the Company.

     2.3 "Broker" shall mean the financial institution designated to act as Broker under the Plan pursuant to Paragraph 17 hereof.

     2.4 "Brokerage Account" shall mean an account established on behalf of each Participant pursuant to Paragraph 9.1 hereof.

     2.5 "Committee" shall mean a Stock Purchase Committee appointed by the Board.

     2.6  "Common Stock" shall mean the Common Stock of the Company.

     2.7 "Company" shall mean American National Financial, Inc., a California corporation, or any successor.

     2.8 "Company Account" shall mean the account established in the name of the Company pursuant to Paragraph 7.2 hereof.

     2.9 "Employee" shall mean any person who is currently employed by the Company or one of its subsidiary corporations for at least 20 hours per week and has been so employed continuously during the preceding 90 days (provided that the Board or the Committee may in its discretion waive such 90-day requirement), excluding non-employees and persons on leave of absence. An Employee may also be referred to herein as a Participant.

     2.10 "Enrollment Form" shall mean the Employee Stock Purchase Plan Enrollment Form.

     2.11 "Interested Party" shall mean the persons described in Paragraph 16 hereof.

     2.12  "Plan" shall mean this Employee Stock Purchase Plan.

     2.13 "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary corporation, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a subsidiary corporation.

     3. Administration. The Plan shall be administered by the Board or, in the discretion of the Board, by the Committee which shall consist of not less than two persons to be appointed by, and to serve at the pleasure of, the Board. No member of the Board or Committee who is not an Employee shall be eligible to participate in the Plan. An aggregate of 1,500,000 shares of Common Stock shall be subject to the Plan, provided that such number shall be automatically adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination, reclassification or similar corporate change. The Board or the Committee shall have full authority to construe, interpret, apply and administer the Plan and to establish and amend such rules and procedures as it deems necessary or appropriate from time to time for the proper administration of the Plan. In addition, the Board or the Committee may engage or hire such persons, including without limitation, the Broker, to provide administrative, recordkeeping and other similar services in connection with its administration of the Plan, as it may deem necessary or appropriate from time to time. The members of the Board and the Committee and the officers of the Company shall be entitled to rely upon all certificates and reports made by such persons, including the Broker, and upon all opinions given by any legal counsel or investment adviser selected or approved by the Board or the Committee. The members of the Board and the Committee and the officers of the Company shall be fully protected in respect of any action taken or suffered to be taken by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any such person, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants. The Company shall indemnify each member of the Board and the Committee and any other officer or employee of the Company who is designated to carry out any responsibilities under the Plan for any liability arising out of or connected with his or her duties hereunder, except such liability as may arise from such person's gross negligence or willful misconduct.

     4. Eligibility. Any Employee as defined in Paragraph 2.9 shall be eligible to participate in the Plan. Any Employee participating in the Plan who, after the commencement of a particular Offering Period, as defined in Paragraph 5, shall for any reason fail to meet the standards of eligibility, shall be considered to have withdrawn from the Plan, effective as of the date upon which the Participant shall have become ineligible. Any reference in this Plan to withdrawal by a Participant from the Plan shall include ineligibility as described in this Paragraph 4.

     5. Offering Periods. Shares shall be offered pursuant to this Plan in consecutive periods ("Offering Periods") of three months duration each, commencing on the effective date of the Plan pursuant to Paragraph 22 and continuing thereafter until terminated in accordance with Paragraph 15. The Board shall have the power to change the duration of Offering Periods if such change is announced at least 10 days prior to the scheduled beginning of the first Offering Period to be affected.

     6. Participation. Participation in the Plan is optional. An eligible Employee may apply to participate in the Plan by submitting to the Company's payroll office an Enrollment Form authorizing a payroll deduction and purchase of shares. The Enrollment Form shall be on a form provided by the Company and may be submitted to the Company at any time. Participation shall not be effective until the Enrollment Form is reviewed and accepted by the Company by written notice to the Employee. Once the Enrollment Form has been reviewed and accepted by the Company, participation in the Plan shall commence immediately.

     7. Payroll Deductions.

     7.1 Election. At the time a Participant submits an Enrollment Form, the Participant shall elect to have payroll deductions made on each payday during the Offering Period at a whole percentage from 5% to 15% of the Base Earnings which the Participant is to receive on such payday. In the case of Participants primarily compensated on a commission basis, a Participant can elect to have payroll deductions made on each payday during the Offering Period with Participant's Base Earnings, defined as no more than $5,000 per month.

     7.2 Holding of Funds. All payroll deductions authorized by each Participant shall be held in an interest-bearing account with the Broker in the name of the American National Financial, Inc. Employee Stock Purchase Plan (the "Company Account") until used to purchase Common Stock and shall not be used for any other purpose. The Company shall maintain records reflecting the amount in the Company Account for each Participant. Interest accruing on the payroll deductions credited to the Company Account shall be used to defray costs associated with the engagement of the Broker and will not be available to purchase shares of Common Stock under Paragraph 9. All withholding taxes in connection with a Participant's payroll deduction shall be deducted from the remainder of the Base Earnings paid to the Participant and not from the amount to be placed in the Company Account. A Participant may not make any additional payments into the

Company Account except as provided in Paragraph 18. All amounts in the Company Account derived from payroll deductions shall be referred to as the "Participant Contribution."

     7.3 Changes in Election. Participation in the Plan will continue until the Participant withdraws from the Plan, is no longer eligible to participate or the Plan is terminated. Such participation shall be on the basis of the payroll deduction election submitted by such Employee to the Company and then currently in effect. Each such election shall remain in effect until the effective date of any change in the amount of payroll deduction as requested by the Participant and accepted by the Company. To be effective in any Offering Period, a change in the amount of payroll deduction must be requested in writing and submitted to the Company. A Participant may change his withholding percentage at any time during an Offering Period but only one time during any one Offering Period. If a Participant's Base Earnings change during an Offering Period, the amount of the payroll deduction will be changed to the figure reflecting the Participant's previously elected deduction percentage applied to his or her new Base Earnings (but will not in any event be in excess of 15% of the Participant's Base Earnings).

     8. Contribution by the Company or a Subsidiary. The Company or a Subsidiary shall make matching contributions (the "Matching Contribution") as follows:

     8.1 Officers and Directors as Participants. For each officer or director of the Company or a Subsidiary who participates in the Plan and remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to one-third of the number of shares purchased on behalf of such Participant during such one year earlier Offering Period subject to Paragraph 8.3. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person's existing withholding percentages or as otherwise required by law from the Participant's Base Earnings. "Officer" shall mean president, secretary, vice president, treasurer or assistant vice president and shall be determined as of the end of an Offering Period.

     8.2 Other Participants. For each Participant in the Plan (other than an officer or director) who remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to one-third of the number of shares purchased on behalf of such Participant during such one year earlier Offering Period subject to Paragraph 8.3. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person's existing withholding percentages or as otherwise required by law from the Participant's Base Earnings.

     8.3 Fractional Share Calculations. Fractional shares shall not be issued regarding the Matching Contribution. If the above calculation results in an incremental share calculation which is .5 or greater, an additional whole share shall be issued. If the above calculation results in an incremental share calculation which is less than .5, no share shall be issued regarding such fraction.

     8.4 Timing of Withholding. The Company shall withhold taxes in two subsequent pay periods or as otherwise required by law.

     9. Purchase of Shares Regarding Participant's Contribution.

     9.1 Brokerage Account. Following the acceptance by the Company of a Participant's Enrollment Form, the Company shall direct the Broker to open and maintain an account (the "Brokerage Account") in the name of such Participant and to purchase shares of Common Stock on behalf of such Participant as permitted under this Plan.

     9.2 Delivery of Funds to Broker from Company. The Company, from time to time during an Offering Period, shall deliver to the Broker an amount equal to the total of all Participant Contributions together with a list of the amount of such Contributions from each Participant.

     9.3 Broker's Purchase of Shares. From time to time, the Broker, as agent for the Participants, shall purchase as many full shares or fractional shares of Common Stock as such Contributions will permit. The shares to be purchased shall be purchased at the then current fair market value and may, at the election of the

Company, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. The amount of Common Stock purchased by the Broker pursuant to this Paragraph 9.3 shall be allocated to the respective Brokerage Account of each Participant on the basis of the average cost of the Common Stock so purchased in proportion to the amount allocable to each Participant. At the end of each Offering Period under the Plan, each Participant shall acquire full ownership of all full shares and fractional shares of Common stock purchased for his Brokerage Account. Unless otherwise requested by the Participant, all such full shares and fractional shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 9.5.

     9.4 Fees and Commissions. The Company shall pay the Broker's administrative charges for opening and maintaining the Brokerage Accounts for active Participants and the brokerage commissions on purchases made for such Brokerage Accounts which are attributable to Participant Contributions and Matching Contributions under the Plan. Such Brokerage Accounts may be utilized for other transactions as described in Paragraph 9.5 below, but any fees, commissions or other charges by the Broker in connection with such other transactions shall, in certain circumstances described in Paragraph 9.5, be payable directly to the Broker by the Participant.

     9.5 Participant Accounts with Broker. Each Participant's Brokerage Account shall be credited with all cash dividends paid with respect to full shares and fractional shares of Common Stock purchased pursuant to Paragraphs 9.3 and 10 unless such shares are registered in the Participant's name. Unless otherwise instructed by the Participant, dividends on such Common Stock shall automatically be reinvested in Common Stock as soon as practicable following receipt of such dividends by the Broker. Applicable fees and brokerage commissions on the reinvestment of such dividends will be payable by the Participant. Any stock dividends or stock splits which are made with respect to shares of Common Stock purchased pursuant to Paragraphs 9.3 and 10 shall be credited to the Participant's Brokerage Account without charge. Any Participant may request that a certificate for any or all of the full shares of Common Stock credited to his Brokerage Account be delivered to him at any time; provided, however, the Participant shall be charged by the Broker for any fees applicable to such requests. A Participant may request the Broker at any time to sell any or all of the full shares or fractional shares of Common Stock credited to this Brokerage Account. Unless otherwise instructed by the Participant, upon such sale, the Broker will mail to the Participant a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other normal charges which shall be payable by the Participant. Except as provided in Paragraph 13, a request by the Participant to the Broker to sell shares of Common Stock or for delivery of certificates shall not affect an Employee's status as a Participant. A Participant who has a Brokerage Account with the Broker may purchase additional shares of Common Stock of the Company for his Brokerage Account at any time by separate purchases arranged through the Broker. When any such purchases are made, the Participant will be charged by the Broker for any and all fees and brokerage commissions applicable to such transactions. In addition, any subsequent transactions with respect to such shares acquired including, but not limited to, purchases, sales, reinvestment of dividends, requests for certificates, and crediting of stock dividends or stock splits, shall be at the expense of the Participant and the Broker shall charge the Participant directly for any and all fees and brokerage commissions applicable to such transactions.

     10. Issuance of Shares Regarding Matching Contribution. Subject to Paragraph 15, on the 10th day after the first anniversary of an Offering Period, each Participant's direct employer shall make the Matching Contribution for each qualified Participant in an amount described in Paragraph 8 by delivering to the Broker an amount equal to the total funds necessary to make the Matching Contributions described in Paragraph 8 together with a list of the number of shares allocable to the Brokerage Account of each Participant. As soon as practicable thereafter, the Broker shall purchase the number of shares of Common Stock required in order to make the Matching Contributions. The shares to be purchased shall be purchased at the then current fair market value and may, at the election of the Company be either treasury shares, shares authorized but unissued, or shares purchased on the open market. At the time of such purchases, each Participant shall immediately acquire full ownership of all full shares of Common Stock purchased. Unless otherwise requested by the Participant, all such shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 9.5.

     11. Voting and Shares. All voting rights with respect to the full shares of Common Stock held in the Brokerage Account of each Participant may be exercised by each Participant and the Broker shall exercise such voting rights in accordance with the Participant's signed proxy instruction duly delivered to the Broker. Fractional shares cannot be voted.

     12. Statement of Account. As soon as practicable after the end of each Offering Period, the Broker shall deliver to each Participant a statement regarding all activity in his or her Brokerage Accounting, including his or her participation in the Plan for such Offering Period. Such statement will show the number of shares acquired or sold, the price per share, the transaction date, stock splits, dividends paid, dividends reinvested and the total number of shares held in the Brokerage Account. The Broker shall also deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its shareholders, including the Company's annual report to its shareholders containing audited financial statements.

     13. Withdrawal from the Plan. A Participant may withdraw from the Plan, effective as of the end of any Offering Period, by giving written notice to the Company not later than the 15th day prior to the end of such Offering Period. Upon any such withdrawal, the Participant shall be entitled to receive as promptly as possible from the Company all of the Participant's payroll deductions credited to the Company Account in his or her name during the applicable Offering Period, but shall not be entitled to the benefit of any Matching Contributions. In the event a Participant withdraws from the Plan pursuant to this Paragraph 13, the Company shall notify the Broker as soon as practicable and the Broker shall maintain or close the Participant's Brokerage Account in accordance with the procedures set forth in Paragraph 16. A Participant who withdraws from the Plan may not reenter the Plan except by execution and delivery of a new Enrollment Form and payroll deduction election, and his or her participation shall be effective upon acceptance of the Enrollment Form by the Company by written notice to the Employee not sooner than 30 days after receipt of the Enrollment Form, provided that the Company may in its discretion accept an Enrollment Form prior to the expiration of such 30 days.

     14. Termination of Employment. In the event of the termination of a Participant's employment with the Company or a Subsidiary for any reason during an Offering Period, including but not limited to the death of a Participant, participation in the Plan shall terminate as well as any rights to further Matching Contributions. The Participant or the personal representative of the Participant shall be entitled to receive an amount of cash determined in the same manner and payable at the same time as if the Participant had withdrawn from the Plan by giving notice of withdrawal effective as of the date such termination occurs. Notwithstanding the foregoing, termination of employment by one employer for the purpose of being re-employed immediately by the Company or one of its Subsidiaries shall not be considered termination under this Paragraph
14. Any reference in this Plan to withdrawal by a Participant from the Plan shall include termination as described in this Paragraph 14. In the event of the termination of a Participant's employment pursuant to this Paragraph 14, the Company shall notify the Broker as soon as practicable and the Broker shall maintain or close the Participant's Brokerage Account in accordance with the procedures set forth in Paragraph 16.

     15. Amendment, Suspension and Termination of Plan. This Plan may be amended or terminated by the Board at any time and such amendment or termination shall be communicated in writing to all Participants as soon as practicable after the date of such Board action. If the Plan is terminated, each Participant shall be entitled to receive as promptly as possible from the Company all payroll deductions attributable to him or her which have not been used to purchase Common Stock pursuant to Paragraph 9, together with the accrued interest on the Participant's funds held in the Company Account (collectively, the "Account Balance"), but he or she shall not be entitled to the benefit of any further Matching Contributions with respect to such deductions or interest or otherwise for any past or present Offering Periods. In any event this Plan shall terminate 20 years from the date the Plan is adopted or the date the Plan is approved by the shareholders, whichever is earlier. In the event that the Company terminates the Plan pursuant to this Paragraph 15, the Broker shall maintain or close the Participant's Brokerage Accounts in accordance with the procedures set forth in Paragraph 16. Notwithstanding any other provision to the contrary, any provisions of this Plan may be amended by the Board or the Committee as required to obtain necessary approvals of governmental agencies if such change does not materially alter the rights and interests of shareholders of the Company. If there are any changes in the capitalization of the Company, such as through mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by the Company in the number of shares of its Common Stock subject to purchase under the Plan.

     16. Disposition of Brokerage Account Following Withdrawal, Death, Termination of Employment or Termination of Plan. As soon as practicable following the notification of the withdrawal of a Participant from the Plan, the notification of the termination of a Participant's employment with the Company or a Subsidiary (which includes the death of the Participant) or of the notification that the Plan is terminated pursuant to Paragraph 15 hereof, the Broker shall notify the former Participant, or in the event of his death, his designated beneficiary, if any, or if no designated beneficiary the estate of the deceased Participant (collectively, an "Interested Party"), regarding the disposition of the former Participant's or deceased Participant's Brokerage Account. As soon as practicable following receipt of the notification set forth in the preceding sentence, the Interested Party may request the Broker to dispose of the former Participant's or deceased Participant's Brokerage Account, at the Interested Party's expense, by any one of the following means:

          (a) The Interested Party may request the Broker to maintain the former Participant's or deceased Participant's Brokerage Account for the benefit of the Interested Party or any other person. The Interested Party shall be charged by the Broker for all maintenance fees and any and all other fees in connection with the Brokerage Account.

          (b) The Interested Party may request the Broker to sell all of the full shares and fractional shares of Common Stock, if any, held in the former Participant's or deceased Participant's Brokerage Account. Upon such sale, the Broker will mail to the Interested Party a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges which shall be payable by the Interested Party.

          (c) The Interested Party may request the Broker to provide a certificate for all of the full shares of Common Stock, if any, together with a check in an amount equal to the proceeds of the sale of any fractional shares of Common Stock held in the former Participant's or deceased Participant's Brokerage Account, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges which are payable by the Participant.

Maintenance of the former Participant's or deceased Participant's Brokerage Account pursuant to this Paragraph 16 shall confer no rights under the Plan.

     17. Broker. The Broker shall be Merrill, Lynch, Pierce, Fenner & Smith which has agreed to act as Broker for such period as is determined by the Company. Either the Company or the Broker may terminate such designation at any time upon 30 days' written notice. In the event of such termination of the Broker, the Company may administer the Plan without the use of a Broker or may appoint a successor Broker. Any successor Broker shall be vested with all the powers, rights, duties and immunities of the Broker hereunder to the same extent as if originally named as the Broker hereunder. The relationship between the Broker and the Participant will be the normal relationship of a broker and its client, and the Company assumes no responsibility in this respect.

     18. Initial Contribution. Any Participant who files an Enrollment Form prior to the first Offering Period may elect to make an initial contribution ("Initial Contribution") to be allocated to him or her in the Company Account, by check payable to the Company, in any amount up to 15% of his or her Base Earnings for the period between June 16, 1999 and the commencement of the first Offering Period. The amount of the Initial Contribution shall be matched as provided in Paragraph 8, and withholding taxes in connection with such Matching Contribution shall be deducted in the same manner as provided in Paragraph 8.

     18.1 Lump Sum Contribution. The Board and/or the Committee may from time to time in its discretion allow any Participant in the Plan to make a lump sum contribution ("Lump Sum Contribution") to be credited to him or her in the Company Account, by check payable to the Company, in any amount up to 15% of his or her Base Earnings, including commissions as set forth in Paragraph 7.1, for a period prescribed by the Board and/or the Committee. The amount of the Lump Sum Contribution shall be matched as provided in Paragraph 8, and withholding taxes in connection with such Matching Contribution shall be deducted in the same manner as provided in Paragraph 8.

     19. Conditions To Issuance of Shares. Shares shall not be issued under the Plan unless issuance and delivery of such shares pursuant to the Plan shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the securities laws of the state in which any Employee resides, NASD requirements and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. By execution of the Enrollment Form the Participant covenants and agrees that all shares are being purchased only for investment and without any present intention to sell or distribute such shares.

     20. Notice.

     20.1 To Company or Subsidiaries. Any notice hereunder to the Company or to its Subsidiaries shall be in writing and such notice shall be deemed made only when delivered or three days after being mailed by certified mail return receipt requested to the Company's principal office at 17911 Von Karman Avenue, Suite 200, Irvine, California 92614 or to such other address as the Company may designate by notice to the Participants.

     20.2 To Participant. Any notice to a Participant hereunder shall be in writing and any such communication and any delivery to a Participant shall be deemed made if mailed or delivered to the Participant at such address as the Participant may have on file with the Company.

     21. Miscellaneous.

     21.1 No Limitation on Termination of Employment. Nothing in the Plan shall in any manner be construed to limit in any way the right of the Company or any of its Subsidiaries to terminate an Employee's employment at any time, without regard to the effect of such termination on any right such Employee would otherwise have under the Plan, or give any right to an Employee to remain employed by the Company in any particular position or at any particular rate of remuneration.

     21.2 Liability. The Company, its Subsidiaries, any member of the Board or Committee and any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have no liability to any party for any action taken or not taken in good faith under the Plan, or based on or arising out of a determination of any question under the Plan or an interpretation, administration or application of the Plan made in good faith.

     21.3 Captions. The captions of the paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     21.4 Assignment. Any rights of Employees hereunder shall be nonforfeitable, and no Account Balance or contribution made by any employer may revert or inure to the benefit of the Company or any Subsidiary, provided that no Participant shall be entitled to sell, assign, pledge or hypothecate any right or interest in his or her Account Balance.

     21.5  Governing Law. California Law governs this Plan.

     21.6 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     21.7 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

     22. Effective Date of Plan. The Plan shall become effective upon the first day of the month after which the Board approves the Plan, subject to ratification by the shareholders of the Company, and all necessary approvals of governmental agencies have been received.

                                     PROXY

                       AMERICAN NATIONAL FINANCIAL, INC.
          17911 VON KARMAN AVENUE, SUITE 200, IRVINE, CALIFORNIA 92614

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael C. Lowther and Wayne D. Diaz as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of American National Financial, Inc. held of record by the undersigned on May 3, 1999 at the Annual Meeting of Stockholders to be held on June 16, 1999, or any adjournment thereof.

1. ELECTION OF DIRECTORS      [ ] FOR the nominees listed below            [ ] WITHHOLD AUTHORITY to vote for
                                (except as marked to the contrary            the nominees listed below
                              below).

(INSTRUCTION: to withhold authority to vote for an individual nominee, strike a line through the nominee's name below)

    William P. Foley, II, Michael C. Lowther, Wayne D. Diaz, Carl A. Strunk, Dennis R. Duffy, Barbara A. Ferguson, Bruce Elieff, Robert Majorino, Matthew K.
                                      Fong

2. Adoption of the 1999 Stock Option Plan
                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. Adoption of the 1999 Employee Stock Purchase Plan
                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES
                             AND FOR ALL PROPOSALS.

                                                       Dated:               1999
                                                              ------------,

                                                       -------------------------
                                                              (Signature)

                                                       -------------------------
                                                              (Signature)

                                                       Please sign exactly as
                                                       name(s) appears
                                                       below. When shares are
                                                       held by more than one
                                                       owner, all should sign.
                                                       When signing as attorney,
                                                       executor, administrator,
                                                       trustee, or guardian,
                                                       please give full title as
                                                       such. If a corporation,
                                                       please sign in full
                                                       corporate name by
                                                       President or authorized
                                                       officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.